UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2025

NEXPOINT DIVERSIFIED REAL ESTATE TRUST
(Exact Name Of Registrant As Specified In Charter)

delaware	001-32921	80-0139099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value $0.001 per share	NXDT	New York Stock Exchange
5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Closing of Previously Announced NHT Merger

On April 17, 2025, NexPoint Diversified Real Estate Trust (the “Company”), consummated a merger transaction (the “Merger Transaction”) pursuant to which NexPoint Hospitality Trust (“NHT”) and certain of its subsidiaries merged with and into the Company and certain of its subsidiaries, with the Company and its subsidiaries as the surviving entities, in accordance with the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 22, 2024, by and among the Company, NHT, and certain of their respective subsidiaries. Prior to the consummation of the Merger Transaction, the Company owned 53.65% of the outstanding units of NHT. As consideration for the Merger Transaction, at the effective time of the Merger Transaction, the Company issued 1,084,593 common shares to the former unitholders of NHT and caused NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “Operating Partnership”), the Company’s operating partnership, to issue 227,728.5 profits interest units to certain individuals employed by an affiliate of our investment adviser as replacement awards for profits interest units they were previously granted by NHT and 19,881.2299 limited partnership units to one of the members of NHT’s operating company. Additionally, in order to comply with the rules of the New York Stock Exchange restricting the issuance of greater than one percent of our common shares to certain related parties, the Company issued promissory notes to certain unitholders of NHT that may be deemed affiliates of the Company in an aggregate principal amount of approximately $0.8 million in lieu of common shares they otherwise would have been entitled to receive in consideration for the Merger Transaction. Unitholders of NHT who elected to receive a cash payment for the redemption of their units received aggregate payments of $75,951.64 from NHT in a reorganization transaction consummated prior to the consummation of the Merger Transaction. NHT also paid an aggregate of approximately $0.9 million to redeem certain deferred units held by its trustees prior to the consummation of the Merger Transaction.

The issuance of common shares by the Company to the former unitholders of NHT was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (333-284099), filed by the Company with the Securities and Exchange Commission and declared effective on January 15, 2025 (the “Registration Statement”). The information circular/prospectus contained in the Registration Statement contains additional information about the Merger Transaction, the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement is a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Amendment and Restatement of the Operating Partnership Agreement

Also on April 17, 2025, the general partner of the Operating Partnership entered into the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated OP LPA”). Substantially all of the Company’s business is conducted through the Operating Partnership. The Second Amended and Restated OP LPA provides for the grant of profit interest units and revises certain tax provisions to reflect the Operating Partnership’s tax status as a partnership following the admission of additional limited partners at the closing of the Merger Transaction.

The foregoing description of the Second Amended and Restated OP LPA is a summary and is qualified in its entirety by reference to the full text of the Second Amended and Restated OP LPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Amendment and Extension of the Cityplace Loan Agreement

On April 15, 2025, the Company, CP Tower Owner, LLC (“CP Tower”), CP Land Owner, LLC (“CP Land”), CP Equity Owner, LLC, CP Equity Land Owner, LLC, NexPoint Real Estate Partners, LLC (“NexPoint Real Estate Partners”), Delphi CRE Funding LLC (“Delphi”), ACORE Credit IV CLO Issuer 2018-1, LLC, and ACORE Capital Mortgage, LP (“ACORE”) entered into the Limited Consent and Fourteenth Omnibus Amendment Agreement (the “Cityplace Amendment Agreement”), amending the Loan Agreement, originally dated August 15, 2018 and subsequently amended (the “Cityplace Loan Agreement”), pursuant to which the lenders party thereto made a loan in an original principal amount of $153.7 million to CP Tower and CP Land secured by a mortgage interest in Cityplace Tower in Dallas, Texas. The Cityplace Amendment Agreement defers the maturity date to March 8, 2026.

CP Tower is an indirect wholly owned subsidiary of the Company, and CP Land is an indirect wholly owned subsidiary of NexPoint Real Estate Partners. The Company is a limited guarantor for borrowings under the Cityplace Loan Agreement and is advised by an affiliate of NexPoint Real Estate Partners (the “Adviser”), which is also a limited guarantor for borrowings under the Cityplace Loan Agreement.

Amendment and Extension of the NHT 5-Pack Loan Agreement

Also on April 15, 2025, the Company, NHT SP TRS, LLC (“NHT SP TRS”), NHT SP, LLC (“NHT SP”), 2325 Stemmons TRS, Inc. (“Stemmons TRS”), 2325 Stemmons Hotel Partners, LLC (“Stemmons Hotel”), HCRE Addison, LLC “(“HCRE Addison”), HCRE Addison TRS, LLC (“HCRE Addison TRS”), NHT, NexPoint Real Estate Advisors, L.P., NexPoint Real Investment Advisors X, L.P., Delphi, and ACORE entered into the Fourth Amendment to Loan Agreement (the “NHT 5-Pack Amendment Agreement”), amending the Loan Agreement, originally dated February 28, 2019 and subsequently amended (the “NHT 5-Pack Loan Agreement”), pursuant to which the lenders party thereto made a loan in an original principal amount of $88.0 million to NHT SP TRS, NHT SP, Stemmons TRS, Stemmons Hotel, HCRE Addison and HCRE Addison TRS. The NHT 5-Pack Amendment Agreement defers the maturity date to September 8, 2025.

Following the closing of the Merger Transaction, NHT SP TRS, NHT SP, Stemmons TRS, Stemmons Hotel, HCRE Addison, and HCRE Addison TRS are indirect, wholly owned subsidiaries of the Company. The Company is a limited guarantor for borrowings under the NHT 5-Pack Loan Agreement and is advised by the Adviser, which is also a limited guarantor for borrowings under the NHT 5-Pack Loan Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On April 17, 2025, the Company and Old NHT issued a joint press release announcing the consummation of the merger transaction, as disclosed in Item 1.01 above.

A copy of the Press Release is attached as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
2.1
Merger Agreement, dated as of November 22, 2024, by and between NexPoint Diversified Real Estate Trust, NexPoint Diversified Real Estate Trust Operating Partnership, L.P., NXDT Intermediary, LLC, NXDT Hospitality Holdco, LLC, NexPoint Hospitality Trust, NHT Intermediary, LLC, NHT Holdings, LLC and NHT Operating Partnership, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2024).

10.1*	Second Amended and Restated Limited Partnership Agreement of NexPoint Diversified Real Estate Trust Operating Partnership, L.P., dated April 17, 2025.

99.1*	Joint Press Release of the Company and Old NHT, dated April 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

/s/ Matt McGraner
Name:	Matt McGraner
Title:	Executive VP and Chief Investment Officer

Date: April 17, 2025